UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/10/2011

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        On August 10, 2011, the Board of Directors (the "Board") of Tessera Technologies, Inc. ("Tessera") appointed Dr. Anthony J. Tether as a member of the Board and the Audit Committee of the Board. Dr. Tether will receive the compensation Tessera provides to non-employee directors, which is described in Tessera's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2011. Tessera will enter into an indemnification agreement with Dr. Tether in the form attached as Exhibit 10.1 to Tessera's Registration Statement on Form S-1 filed on September 4, 2003.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 10, 2011 and effective as of such date, the Board approved an amendment to Tessera's Amended and Restated Bylaws to increase the size of the Board from five (5) persons to six (6) persons.

The preceding discussion of Tessera's amendment to its Amended and Restated Bylaws is qualified by the text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure

On August 12, 2011, Tessera issued a press release announcing Dr. Tether's appointment as a member of the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.                 Description

3.1                   Fourth Amendment to the Amended and Restated Bylaws, dated August 10, 2011

99.1                Press Release, dated August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: August 11, 2011	By:	/s/ Michael Anthofer
Michael Anthofer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Fourth Amendment to the Amended and Restated Bylaws, dated August 10, 2011
EX-99.1	Press Release, dated August 12, 2011